UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of earliest event reported: June 20, 2007

333-51880
(Commission file number)

NEW MEDIUM ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	11-3502174
(State of incorporation)	(IRS Employer Identification No.)

Mahesh Jayanarayan, CEO 195 The Vale London UK W3 7QS	011 44 20 8746 2018
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

PRESS RELEASE
Press contact: Juliet Francis
New Medium Enterprises
T: + 44 (0) 207485 7842
Email: juliet@nmeinc.com

NME Appoints Director of Global Marketing for VMD’s Optical Division

London, 20 June 2007, (Prime Newswire) New Medium Enterprises Inc (NME) (OTC Bulletin Board: NMEN) is set to strengthen it’s business to business strategy by the appointment of Sanjay Khar as the Director of Global Marketing for the company’s Optical Division.

Sanjay Khar, former Toolex and ODME General Manager for the Near East, Middle East & Africa regions, recently joined NME bringing with him over 20 years of experience across the optical and electronics industry. His role focuses on promoting VMD production equipment (replication, testing & packaging) and VMD Replication sites on a global level which is part of the global marketing strategy for the HD VMD format.

His timely appointment will accelerate NME’s increasing replication partnerships across the globe whilst continuing to educate the industry on NME’s advancing economic HD VMD format.

Sanjay’s previous experience includes working as the General Manager for ODME International in the Netherlands which then became ODME BV since its takeover from Toolex International. The last position was as Managing Director of Near East office of VDL ODMS responsible for the Middle East & Africa Regions for this well-known replicator also based in the Netherlands. He has over 20 year’s of experience in selling turnkey projects in electronics & plastics with almost 12 years in Optical Disc manufacturing equipments across various regions spanning the Sub-Continent, the Middle East and Africa. He has been responsible for start up of several optical disc manufacturing units in various countries.

Sanjay says that his new role is “an interesting challenge at this point of the Optical Disc Industry, but I believe that the advantages of this format is its mass-market adoptability plus the use of existing low cost red lasers for VMD drives.”

What you should know about HD VMD

HD VMD (Versatile Multilayer Disc) is NME’s proprietary High Definition disc format based upon established red laser technology enabling seamless and cost effective manufacturing solutions for High Definition products based on existing DVD industrial infrastructure.

NME’s patented 2P process succeeded in solving the technological problems which have limited DVD’s to two information layers (DVD9). Thus, multilayering is now possible with HD VMD’s commercial solution of 20 GB storage capacity for single sided discs (i.e. 4 layers of 5 GB each). HD VMD has also proven to achieve 24, 30, 40 and 48 GB capacity with the NME 2P process method. The NME 2P process is also applicable for manufacturing multilayer blue laser discs.

The HD VMD (disc) has a capacity to playback a full three hours of true 1080p High Definition material on one single side. The HD VMD (player) is also backward compatible and supports all existing DVD discs formats and CD, in addition to allowing consumers to play their existing standard-definition DVD collections up-converted to HD.

HD VMD is currently being adopted by content providers and distributors in 12 regions worldwide, including Brazil, Central Europe, China, France, Germany, Iceland, Japan, Scandinavia, Middle East, Russia and the United States.

HD VMD prices are very close to DVD current pricing and costs and is considered a serious challenger as it provides access to High Definition at a much lower cost than Blu-ray and HD-DVD drives and discs.

About NME

New Medium Enterprises Inc. is listed on the OTC exchange in the U.S. under the symbol NMEN; NME’s HD VMD drives offer the first low-cost solution in True High Definition in the world, based on current red laser technology and existing DVD industrial infrastructure. Incorporating break-through optical storage capacity, red laser-based, HD file format, encryption technology, authoring tools and compression technologies, NME is providing the only high-quality and high-value offering for the discerning consumer electronics market.

For additional information about NME, please visit http://www.nmeinc.com.

SAFE HARBOR

The 'Press Release' contains forward-looking statements as defined by the federal securities laws which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements may discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. However, there may be events in the future that we are not able to accurately predict or control. Forward-looking statements are only predictions that relate to future events or our future performance and are subject to substantial known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. In summary, you should not place undue reliance on any forward-looking statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIUM ENTERPRISES, INC.

June 20, 2007	By:	/s/ Mahesh Jayanarayan
Mahesh Jayanarayan
Chief Executive Officer